UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

NEUMORA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

2024
Notice & Proxy Statement

NEUMORA THERAPEUTICS, INC.

490 Arsenal Way, Suite 200

Watertown, MA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 13, 2024 (AT 8:30 A.M. EASTERN TIME)

To the Stockholders of Neumora Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Neumora Therapeutics, Inc., a Delaware corporation (the “Company”), will be held virtually on Thursday, June 13, 2024, at 8:30 a.m. Eastern Time. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/NMRA2024 no later than June 12, 2024, at 11:59 p.m. Eastern Time. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:

(1)
To elect two Class I directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected;
(2)
To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm and independent auditor of the Company for its year ending December 31, 2024; and
(3)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders who owned common stock of the Company at the close of business on April 15, 2024 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm and independent auditor, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ANY ONE OF THE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ HENRY O. GOSEBRUCH
Henry O. Gosebruch
President and Chief Executive Officer

Watertown, Massachusetts
April 25, 2024

i

NEUMORA THERAPEUTICS, INC.
490 Arsenal Way, Suite 200
Watertown, MA

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

JUNE 13, 2024 (AT 8:30 A.M. EASTERN TIME)

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Neumora Therapeutics, Inc. (referred to herein as the “Company”, “Neumora”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 13, 2024, at 8:30 a.m. Eastern Time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.virtualshareholdermeeting.com/NMRA2024 no later than June 12, 2024, at 11:59 p.m. Eastern Time. Once registered you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

•
This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•
The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional compensation, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 15, 2024 (the “Record Date”) for the first time on or about April 25, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investor Relations—SEC Filings” section of our website at https://ir.neumoratx.com/.

The only outstanding voting securities of Neumora are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 159,452,584 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 13, 2024

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, are available on our website at www.neumoratx.com and at www.virtualshareholdermeeting.com/NMRA2024.

Unless the context requires otherwise, in this proxy statement the terms “Neumora,” “we,” “us,” “our” and “the Company” refer to Neumora Therapeutics, Inc.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting online to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access on or about April 25, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 159,452,584 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/NMRA2024, or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.virtualshareholdermeeting.com/NMRA2024. You must register online no later than June 12, 2024, at 11:59 p.m. Eastern Time. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

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Proposal 1—the election of two Class I directors to hold office until our 2027 annual meeting of stockholders; and
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Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm and independent auditor for the year ending December 31, 2024.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

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For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for the nominees.
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For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•
To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/NMRA2024.
•
To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.
•
To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
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To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your broker, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your broker. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker to request a proxy form.

Who counts the votes?

Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed Proxy Card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Broadridge on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to Proposal 1, the election of directors, the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to

“non-routine” items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are considered “routine” or “non-routine”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker holding the shares. If the beneficial owner does not provide voting instructions, the broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm and independent auditor for the year ending December 31, 2024 (Proposal 2) is considered routine under applicable rules. A broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1) is considered non-routine under applicable rules. A broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How many votes are needed to approve the proposal?

With respect to Proposal 1, the election of directors, the nominees receiving the highest number of “For” votes will be elected.

With respect to Proposal 2, the affirmative vote of the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. This is a routine proposal and therefore we do not expect any broker non-votes.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

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“For” the election of two nominees for director; and
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“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm and independent auditor for the year ending December 31, 2024.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

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You may submit another properly completed proxy with a later date.
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You may send a written notice that you are revoking your proxy to the Secretary of the Company at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472.
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You may attend the Annual Meeting online and vote by following the instructions at www.virtualshareholdermeeting.com/NMRA2024. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 8:30 a.m. Eastern Time on June 13, 2024. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/NMRA2024 using the 16-digit control number on the Proxy Card or voting instruction form.

Can I submit questions prior to or at the virtual Annual Meeting?

An online portal will be available to our stockholders at www.virtualshareholdermeeting.com/NMRA2024. Stockholders may access this portal to submit questions and vote 15 minutes prior to, or during, the Annual Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your Proxy Card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted before or during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of and during the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 15, 2025, to the Secretary of the Company at 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472; provided, that if the date of the annual meeting is more than 30 days from June 13, 2025, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the Company’s bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 13, 2025 and March 15, 2025; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 13, 2025, you must give notice not later than the 90th day prior to the 2025 annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting (i.e. no later than April 14, 2025 for the 2025 Annual Meeting of Stockholders).

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 159,452,584 shares outstanding and entitled to vote. Accordingly, 79,726,293 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation.

We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year following the fifth anniversary of the consummation of our initial public offering, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, (c) the last day of the fiscal year in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year, or (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of seven seated directors, divided into the three following classes:

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Class I directors: Kristina Burow and Henry O. Gosebruch, whose current terms will expire at the Annual Meeting;
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Class II directors: Alaa Halawa and Maykin Ho, Ph.D., whose current terms will expire at the annual meeting of stockholders to be held in 2025; and
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Class III directors: Paul L. Berns, Matthew Fust and David Piacquad whose current terms will expire at the annual meeting of stockholders to be held in 2026.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Ms. Burow and Mr. Gosebruch have been nominated to serve as Class I directors and have elected to stand for reelection. If elected, each of Ms. Burow and Mr. Gosebruch will hold office from the date of his election by the stockholders until the third subsequent annual meeting of stockholders in 2027 or until their successor is elected and has been qualified, or until their earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Ms. Burow and Mr. Gosebruch have agreed to serve if elected, and management has no reason to believe that either Ms. Burow or Mr. Gosebruch will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NAMED NOMINEES

The following table sets forth, for the Class I nominees who are currently standing for re-election, and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 15, 2024, and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Henry O. Gosebruch	51	President, Chief Executive Officer and Director	2023
Kristina Burow(1)(2)(3)	50	Director	2020
Class II Directors whose terms expire at the 2025 Annual Meeting of Stockholders
Alaa Halawa(2)(3)	41	Director	2022
Maykin Ho, Ph.D.(1)(3)	71	Director	2021
Class III Directors whose terms expire at the 2026 Annual Meeting of Stockholders
Paul L. Berns	57	Executive Chairman	2020
Matthew Fust(1)(2)	59	Director	2020
David Piacquad(3)	68	Director	2023

(1)
Member of the Audit Committee.
(2)
Member of the Compensation Committee.
(3)
Member of the Nominating and Corporate Governance Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Kristina Burow has served as a member of our Board since January 2020. Ms. Burow has served as Managing Director of ARCH Venture Partners, a venture capital firm focused on early-stage technology companies, since November 2011 and previously held various roles at ARCH from 2002 to 2011. Ms. Burow is a co-founder of Orbital Therapeutics, a private biotechnology company, and has served on its board of directors since April 2022. She currently serves on the boards of directors of various private biotechnology companies, including Autobahn Therapeutics since February 2018, as well as Mirador Therapeutics, Metsera, and NICO Therapeutics, and various public biotechnology companies, including Boundless Bio since February 2018, Beam Therapeutics since June 2017 and Scholar Rock since 2014. She previously was a co-founder and member of the board of directors of Receptos, a public biotechnology company, acquired by Celgene, and a co-founder and member of the board of directors of Sapphire Energy, a private energy company. Ms. Burow previously served on the board of directors of various public biotechnology and biopharmaceutical companies, including Gossamer Bio, Inc. from 2018 to August 2023, UNITY Biotechnology, Inc. from 2013 to March 2022, Metacrine, Inc. from May 2015 to February 2022, Sienna Biopharmaceuticals, Inc. from 2015 to December 2019, and Vir Biotechnology from January 2017 to September 2020, and various private biotechnology and biopharmaceutical companies, including Vividion Therapeutics, Inc. from January 2017 to October 2021, AgBiome, LLC from 2012 to October 2021, BlackThorn Therapeutics, Inc. (“BlackThorn”) from 2013 to September 2020 and Lycera Corp. from 2009 to 2020. Prior to joining ARCH, Ms. Burow was an Associate with the Novartis BioVenture Fund and an early employee at the Genomics Institute of the Novartis Research Foundation, both part of Novartis, a public pharmaceutical company. Ms. Burow holds a B.S. in Chemistry from the University of California, Berkeley, an M.A. in Chemistry from Columbia University and an M.B.A. from the University of Chicago Booth School of Business. We believe Ms. Burow is qualified to serve on our Board because of her extensive experience investing in biopharmaceutical and biotechnology companies and her experience on boards of directors in the medical industry.

Henry O. Gosebruch has served as our President, Chief Executive Officer and a member of our Board since July 2023. Mr. Gosebruch has also served as a Venture Partner at ARCH Venture Partners, a venture capital firm focused on early stage-technology companies, since June 2023. From December 2015 to February 2023, Mr. Gosebruch served as Executive Vice President and Chief Strategy Officer at AbbVie, a public pharmaceutical company, where he was responsible for AbbVie’s corporate strategy, business development, acquisitions, search and evaluation, alliance management, portfolio analytics and strategic venture capital investments. Prior to that, Mr. Gosebruch worked at the North American M&A Group of J.P. Morgan, a public financial services company, from July 1995 to December 2015, most recently serving as its co-head. Mr. Gosebruch has served on the board of directors of Acelyrin, a public biopharmaceutical company, since March 2023. Mr. Gosebruch previously served on the board of directors of Aptinyx, a formerly public biopharmaceutical company, from May 2019 to May 2023. Mr. Gosebruch holds a B.S.E. in Finance from the Wharton School at the University of Pennsylvania, where he currently serves on the advisory board of the Life Sciences & Management Program. We believe Mr. Gosebruch is qualified to serve on our Board because of his extensive experience in the biopharmaceutical sector, mergers and acquisitions, business development and corporate strategy and long-range planning.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Maykin Ho, Ph.D. has served as a member of our Board since April 2021. Dr. Ho has more than 30 years of experience in the healthcare and finance industries, and has served as a venture partner of Qiming Venture Partners, a venture capital firm, since 2015, and as a member of the Biotech Advisory Panel of the Stock Exchange of Hong Kong. Dr. Ho is a retired partner of the Goldman Sachs Group, a public financial services company, where she served in several roles from 1992 to 2015, including as senior biotechnology analyst, co-head of healthcare for global investment research and advisory director for healthcare investment banking. Prior to Goldman Sachs, she held various managerial positions in licensing, strategic planning, marketing and research at DuPont-Merck Pharmaceuticals and DuPont de Nemours & Company, a public chemical company, from 1982 to 1992. Dr. Ho is a member of the board of directors for various public biopharmaceutical companies, including Agios Pharmaceuticals since 2015, BioMarin Pharmaceutical since February 2021, and FibroGen since December 2018. She has also served on the board of directors for Parexel International, a private biopharmaceutical services company, from 2015 to 2017 and from March 2018 to present, as well as for two non-profit medical research organizations, the Aaron Diamond AIDS Research Center since 2005 and the Institute for Protein Innovation since 2016. Dr. Ho previously served on the board of directors for GRAIL, a private biotechnology company, from May 2019 to August 2021, when it was acquired. Dr. Ho holds a B.S. in Medical Technology and a Ph.D. in Microbiology and Immunology from the State University of New York, Downstate Medical Center. She was a postdoctoral fellow at Harvard Medical School and a graduate of the Advanced Management Program at The Fuqua School of Business at Duke University. We believe Dr. Ho is qualified to serve on our Board due to her extensive experience in healthcare investment research and banking.

Alaa Halawa has served as a member of our Board since September 2022. Mr. Halawa has served as executive director of Mubadala Capital, a venture capital firm, since March 2017. From February 2015 to March 2017, Mr. Halawa served as director at Synaptics, a public semiconductor company. Prior to that, Mr. Hawala served as director at GlobalFoundries, a public semiconductor company, from January 2014 to February 2015. Mr. Halawa currently serves on the boards of directors of several private life sciences and healthcare companies, including Alloy Therapeutics since September 2022, Innovaccer since December 2021, Xilis since July 2021 and Pretzel Therapeutics since April 2021. Mr. Halawa holds a B.A. in Electrical Engineering from University of Jordan and an M.B.A. from Cornell University. We believe Mr. Halawa is qualified to serve on our Board because of his experience as a venture capitalist and serving on boards of emerging companies that are at the intersection of life sciences and technology.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Paul L. Berns is the co-founder of Neumora Therapeutics and has served as Executive Chairman since July 2023. He served as our Chief Executive Officer from November 2019 to July 2023 and as Chairman of the Board since January 2020. Mr. Berns has been a member of ARCH Venture Partners since August 2018 and became a Managing Director in 2020. Mr. Berns was a consultant to the pharmaceutical industry July 2016 to August 2018, as well as from August 2012 to March 2014 and from July 2005 to March 2006. From March 2014 to June 2016, Mr. Berns served as President, Chief Executive Officer and Chairman of the board of directors at Anacor Pharmaceuticals, a biopharmaceutical company, which was acquired by Pfizer in 2016. Previously, Mr. Berns served as President and Chief Executive Officer of Allos Therapeutics, a biopharmaceutical company, from March 2006 to September 2012, when it was acquired by Spectrum Pharmaceuticals. Mr. Berns was President and Chief Executive Officer of Bone Care International, a specialty pharmaceutical company, from June 2002 to July 2005, when it was acquired by Genzyme Corporation. Prior to that, Mr. Berns was Vice President and General Manager of the Immunology, Oncology and Pain Therapeutics business unit of Abbott Laboratories from 2001 to 2002, and from 2000 to 2001 he served as Vice President, Marketing of BASF Pharmaceuticals/Knoll, until it was acquired by Abbott Laboratories in 2001. Earlier in his career, Mr. Berns held various positions, including senior management roles, at Bristol Myers Squibb from 1990 to 2000. Mr. Berns has served as a board member of the publicly held company UNITY Biotechnology since March 2018 and as chairman of the board of directors of the privately held companies Epirium Bio and HI Bio since July 2019 and August 2021, respectively. Mr. Berns has served as the chairman of the board of directors of the privately held companies Happy AI since July 2019 and NICO Therapeutics. Mr. Berns is a board member of Metsera, Ollin, and Mirador Therapeutics. Mr. Berns previously served on the boards of EQRX (from January 2020 to November 2023), Jazz Pharmaceuticals, PLC (from April 2010 to July 2021), MC2 Therapeutics (from May 2017 to January 2020), Menlo Therapeutics (from November 2017 to March 2020), Anacor Pharmaceuticals (from June 2012 to June 2016), XenoPort (from November 2005 to May 2016), Allos Therapeutics (from March 2006 to September 2012) and Bone Care International (from June 2002 to July 2005). Mr. Berns holds a B.S. in Economics from the University of Wisconsin. We believe Mr. Berns is qualified to serve on our Board because of his extensive management and leadership experience with biopharmaceutical and life sciences companies.

Matthew Fust has served as a member of our Board since December 2020. Mr. Fust is an advisor to life science companies and previously served as Chief Financial Officer of Onyx Pharmaceuticals, a public biopharmaceutical company, from 2009 until it was acquired by Amgen in October 2013. From October 2013 to January 2014 Mr. Fust served as Executive Vice President, Finance after Onyx Pharmaceuticals was acquired by Amgen. Prior to that, Mr. Fust held the position of Chief Financial Officer of Jazz Pharmaceuticals, a public biopharmaceutical company, from 2003 to 2008, and Chief Financial Officer of Perlegen Sciences, a private biopharmaceutical company, from 2002 to 2003. Mr. Fust previously served as Senior Vice President and Chief Financial Officer of ALZA Corporation, a public pharmaceutical company, from 1996 to 2002. Mr. Fust has served on the boards of directors of various public and private biotechnology and biopharmaceutical companies including Ultragenyx Pharmaceutical since 2014; Atara Biotherapeutics since 2014; and Crinetics Pharmaceuticals since February 2018. Mr. Fust previously served on the boards of public biotechnology and biopharmaceutical companies Dermira, from 2014 to February 2020 and MacroGenics, from 2014 to May 2020, and the private biopharmaceutical company BlackThorn from August 2017 until June 2020. Mr. Fust currently serves as an advisor to several public and private biotechnology companies. Mr. Fust holds a B.A. from the University of Minnesota and an M.B.A. from Stanford University Graduate School of Business. We believe Mr. Fust is qualified to serve on our Board because of his deep experience running and serving on the boards of biopharmaceutical companies.

David Piacquad has served as a member of our Board since September 2023. From March 2014 through February 2022, Mr. Piacquad served as Senior Vice President, Business Development of Amgen where he was responsible for corporate strategy and business development, including external research and development, mergers & acquisitions, Amgen ventures and alliance management. Prior to that Mr. Piacquad served as Vice President, Strategy and Corporate Development at Amgen from 2010 to 2014. Prior to joining Amgen, Mr. Piacquad served as Senior Vice President, Business Development & Licensing at Schering-Plough Corporation, a pharmaceutical company, from 2006 to 2009. Prior to joining Schering-Plough, Mr. Piacquad served for approximately 20 years at Johnson & Johnson, a pharmaceutical and medical technologies company, in increasing roles of responsibility across its business segments. Mr. Piacquad is currently an advisor to life science companies and serves as a director to various private biotechnology companies. Mr. Piacquad holds a B.A. from Colgate University and an M.B.A from the Wharton School at the University of Pennsylvania. We believe Mr. Piacquad is qualified to serve on our Board because of his extensive experience in executive strategic and business development roles within the biotechnology industry and serving on the boards of biotechnology companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT AUDITOR

Appointment of Independent Registered Public Accounting Firm and Independent Auditor

The Audit Committee of our Board has appointed Ernst & Young LLP (“EY”), as our independent registered public accounting firm and independent auditor for the year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2019. Representatives of EY are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed by EY relating to the fiscal years ended December 31, 2023 and 2022.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$1,306,202	$1,066,891
Audit-Related Fees	—	—
Tax Fees	174,866	76,735
All Other Fees	—	—
Total Fees	$1,481,068	$1,143,626

(1)
Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our consolidated financial statements, quarterly reviews and services associated with SEC registration statements and other documents issued in connection with the Company’s initial public offering including comfort letters and consents.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee. This policy is set forth in the charter of the Audit Committee and is available at https://ir.neumoratx.com/corporate-governance/governance-overview.

The Audit Committee approved all of the audit, audit -related, tax and other services provided by EY for 2023 and 2022, and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND INDEPENDENT AUDITOR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of Neumora under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://ir.neumoratx.com/corporate-governance/governance-overview. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Neumora’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with Ernst & Young, LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit Committee
Matthew Fust, Chair
Kristina Burow
Maykin Ho, Ph.D.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at https://ir.neumoratx.com/corporate-governance/governance-overview. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, we intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future.

The reference to our web address in this proxy statement does not constitute incorporation by reference of the information contained at or available through our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://ir.neumoratx.com/corporate-governance/governance-overview.

Independence of the Board of Directors

As required under the Nasdaq Capital Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined all of our directors, other than Messrs. Berns and Gosebruch, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Messrs. Berns and Gosebruch are not considered independent by virtue of their positions as executive officers of the company. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead independent director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Gosebruch currently serves as Chief Executive Officer and President, and Mr. Berns currently serves as the Executive Chairman of our Board. In his role as Executive Chairman, Mr. Berns presides over the executive sessions of the Board and acts as a liaison between management and the Board.

Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines and approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee is responsible for:

•
appointing, retaining, compensating and overseeing the work of our independent registered public accounting firm;
•
assessing the independence and performance of the independent registered public accounting firm;
•
monitoring the rotation of partners of our independent registered public accounting firm on our engagement team as required by law;
•
reviewing with our independent registered public accounting firm the scope and results of the firm’s annual audit of our consolidated financial statements;

•
overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the consolidated financial statements that we will file with the SEC;
•
pre-approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
reviewing policies and practices related to risk assessment and management;
•
reviewing our accounting and financial reporting policies and practices and accounting controls, as well as compliance with legal and regulatory requirements;
•
reviewing, overseeing, approving, or disapproving any related-person and related party transactions;
•
reviewing with our management the scope and results of management’s evaluation of our disclosure controls and procedures and management’s assessment of our internal control over financial reporting, including the related certifications to be included in the periodic reports we will file with the SEC; and
•
establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls, or auditing matters, or other ethics or compliance issues.

The current members of our Audit Committee are Matthew Fust, Kristina Burow, and Maykin Ho, Ph.D. Mr. Fust serves as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Fust is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Mr. Fust, Ms. Burow and Ms. Ho are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://ir.neumoratx.com/corporate-governance/governance-overview.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. Among other things, the Compensation Committee is responsible for:

•
reviewing and approving the compensation of our executive officers, including reviewing and approving corporate goals and objectives with respect to compensation;
•
acting as an administrator of our equity incentive plans;
•
reviewing and approving, or making recommendations to our Board with respect to, incentive compensation and equity plans;
•
reviewing and recommending that our Board approve the compensation for our Chief Executive Officer and Executive Chairman;
•
reviewing and recommending that our Board approve the compensation for our non-employee board members; and
•
establishing and reviewing general policies relating to compensation and benefits of our employees.

The current members of our Compensation Committee are Kristina Burow, Matthew Fust and Alaa Halawa. Ms. Burow serves as the chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. The Committee’s charter permits it to delegate its authority and responsibilities to individual members of the Compensation Committee or to a subcommittee of Compensation Committee members, to the extent consistent with our certificate of incorporation and bylaws. A copy of the Compensation Committee charter is available to security holders on our website at https://ir.neumoratx.com/corporate-governance/governance-overview.

The Compensation Committee has retained Alpine Rewards, LLC (“Alpine”), a national executive compensation consulting firm. Alpine was engaged to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the proxy disclosure requirements under Regulation S-K established by the SEC regarding the independence of compensation consultants, Alpine addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of Alpine on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Alpine does not raise any conflicts of interest or similar concerns.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Alaa Halawa, Maykin Ho, Ph.D., David Piacquad and Kristina Burow. Mr. Halawa serves as the chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website page at https://ir.neumoratx.com/corporate-governance/governance-overview.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•
personal and professional integrity, strong ethics, and values;
•
practical and mature business judgment
•
experience in corporate management, such as serving as an officer of a public company;
•
experience as a board member of another public company;
•
professional and academic experience relevant to our industry;
•
leadership skills; and
•
experience in finance and accounting and/or executive compensation practices.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including, all information that would be required to be disclosure pursuant to Item 404 under Regulation S-K, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from the Secretary of the Company, at 490 Arsenal Way, Suite 200, Watertown, Massachusetts.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met ten (10) times during 2023. The Audit Committee met four (4) times. The Compensation Committee met four (4) times. The Nominating and Corporate Governance Committee did not meet in 2023. During 2023, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Company, 490 Arsenal Way, Suite 200, Watertown, Massachusetts. The Secretary of the Company will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation

During 2023, our Compensation Committee consisted of Ms. Burow, Mr. Fust and Mr. Halawa. None of the members of our Compensation Committee during 2023 nor any of the current members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Compensation Recovery (“Clawback”) Policy

Our Board has adopted the Company’s Policy for Recovery of Erroneously Awarded Compensation (“Clawback Policy”), effective as of September 14, 2023, applicable to our current and former executive officers, as defined in Exchange Act Rule 10D-1(d), in accordance with SEC rules and the applicable Nasdaq listing standards. This Clawback Policy applies to incentive-based compensation that is granted, earned or vested wholly or in part upon attainment of one or more financial reporting measures (each, a “Financial Reporting Measure”) that is received by an executive officer (1) after beginning service as an executive officer, (2) who served as an executive officer at any time during the performance period for that compensation and (3) during the three completed fiscal years immediately preceding the date on which the Company concludes, or reasonably should have concluded, that the Company is required to prepare a restatement with respect to any such Financial Reporting Measure. The Clawback Policy provides that, in the event of a restatement of our financial statements due to material noncompliance with financial reporting requirements, the administrator of the Clawback Policy will recover (subject to limited exceptions) the amount (as determined on a pre-tax basis) of incentive-based compensation erroneously received by an executive officer (i.e., in the event that the amount of such compensation was calculated based on the achievement of certain financial results that were subsequently revised due to the restatement, and the amount of the incentive-based compensation that would have been earned by such executive officer had the financial results been properly reported would have been lower than the amount actually paid).

Prohibition on Hedging, Pledging and Similar Transactions

All employees, officers, the non-employee members of our Board and certain consultants of the Company are subject to our Insider Trading Compliance Policy. The policy prohibits the covered individuals from purchasing or selling any of our securities while in possession of material nonpublic information.

Our Insider Trading Compliance Policy also prohibits covered individuals, including our NEOs, from (i) making short sales of our securities, (ii) engaging in transactions in puts, calls or other options or derivative instruments related to our securities, (iii) engaging in any hedging or similar transaction designed to decrease the risks associated with holding our securities and (iv) purchasing our securities on margin or pledging our securities as collateral.

Board Diversity

Among our seven Board members as of April 15, 2024, in accordance with Nasdaq diversity criteria, one Board member self-identifies as a woman, four Board members self-identify as white, one Board member self-identifies as Asian, and one member self-identifies as LGBTQ+.

	Board Diversity Matrix as of April 15, 2024
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	1	—	—	—
Hispanic, Latino or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	1	—	—
Did Not Disclose Demographic Background	—	1	—	1

TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed years with any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Series B Convertible Preferred Stock Financing

In September 2022, we entered into a Series B convertible preferred stock purchase agreement (“Series B Purchase Agreement”) with various investors, pursuant to which we issued an aggregate of 7,425,572 shares of our Series B convertible preferred stock (the “Series B Preferred”) at $11.77 per share for aggregate proceeds of $87.4 million in the initial closing.

In accordance with the terms of the Series B Purchase Agreement, we issued an additional 2,124,143 shares of Series B Preferred to Sapphire Direct Holdings RSC Ltd. at a fixed price of $11.77 per share for aggregate proceeds of $25.0 million in a subsequent closing in October 2022.

The table below sets forth the number of shares of our Series B Preferred purchased by our executive officers, directors, holders of more than 5% of our capital stock and their affiliated entities or immediate family members or issued to such parties as consideration in connection with various acquisitions of assets. Each share of Series B Preferred in the table below converted into one share of our common stock upon the completion of our initial public offering.

Name	Series B Convertible Preferred Stock (#)	Aggregate Purchase Price ($)
Amgen Inc.	849,657	$10,000,001
Entities affiliated with ARCH Venture Partners(1)	2,124,143	$25,000,001
Entities affiliated with F-Prime Capital Partners(2)	84,965	$1,000,001

(1)
Kristina Burow and Robert Nelsen were designated to our Board by ARCH Venture Partners. Kristina Burow is a member of our Board, and Robert Nelsen served as a member of our Board at the time of the Series B Convertible Preferred Stock Financing. In addition, our Co-Founder and Executive Chairman, Paul L. Berns, is a Managing Director of ARCH Venture Partners. For further details, see the information provided in footnote (2) to the table in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(2)
Stacie Weninger, Ph.D., served as a member of our Board at the time of the Series B Convertible Preferred Stock Financing and, was designated to our Board by F-Prime Capital Partners. Dr. Weninger resigned as a director in August 2023.

BlackThorn Share Issuance

In June 2020, we entered into an agreement and plan of merger (the “BlackThorn Merger Agreement”) to acquire all of the equity interests of BlackThorn Therapeutics, Inc. (“BlackThorn”), which closed in September 2020. Pursuant to the terms of the BlackThorn Merger Agreement, we are required to pay the former equity holders of BlackThorn contingent consideration (i) with respect to navacaprant, in the form of development and regulatory approval milestones of up to an aggregate amount of $365.0 million, which includes a milestone payment that became due in October 2023 upon dosing the first patient in the Phase 3 clinical trial for navacaprant, and sales-based milestones of up to an aggregate amount of $450.0 million and (ii) with respect to NMRA-511, in the form of development and regulatory approval milestones of up to an aggregate amount of $100.0 million, and sales-based milestones of up to an aggregate amount of $100.0 million (“BlackThorn Milestones”). At our sole discretion, the BlackThorn Milestone payments may be settled in cash or shares of our stock, or a combination of both, subject to the provisions of the BlackThorn Merger Agreement, other than one development milestone in the amount of $10.0 million, which must be settled in cash.

In December 2023, we issued 6,072,445 shares of common stock based on the volume weighted average price per share prior to the date the milestone was met and paid $2.3 million in cash in satisfaction of the Phase 3 navacaprant milestone to the former equity holders of BlackThorn and participants in the carveout plan.

The table below sets forth the cash paid or number of shares of our common stock issued to any of our directors, officers and holders of more than 5% of our capital stock and their affiliated entities in connection with the BlackThorn Milestones in December 2023.

Name	Shares of Common Stock Issued (#)	Cash Paid ($)
Entities affiliated with ARCH Venture Partners(1)	1,879,654	—
Matthew Fust(2)	—	132,481
Paul L. Berns(2)	—	601,538

(1)
Kristina Burow was designated to our Board by ARCH Venture Partners. Kristina Burow is a member of our Board of directors. In addition, our Co-Founder and Executive Chairman, Paul L. Berns, is a Managing Director of ARCH Venture Partners. For further details, see the information provided in footnote (2) to the table in the section titled “Security Ownership of Certain Beneficial Owners and Management.”
(2)
Represents the portion of the payment that was payable in respect of equity grants that vested while such individual was providing services to BlackThorn and that is considered contingent consideration of the BlackThorn acquisition.

Amgen Agreements

Amgen Inc., one of our greater than 5% stockholders, is party to two license agreements and a research and collaboration agreement with us as described in our Annual Report on Form 10-K for the year ended December 31, 2023 under “Business—In-Licensing and Collaboration Agreements—Exclusive License Agreements with Amgen for CK1d and GCase” and “Business—In-Licensing and Collaboration Agreements—Research Collaboration Agreement with Amgen”. During the years ended December 31, 2023 and 2022, we made payments to Amgen of $21.9 million $25.0 million, respectively, under the Amgen Collaboration Agreement. No payments were made during the three-months ended March 31, 2024 and a $6.3 million non-refundable quarterly payment became due as of March 31, 2024.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement with certain holders of our common stock, including entities with which certain of our directors are affiliated. Under this agreement, the holders of certain shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. The amended and restated investors’ rights agreement also provided for a right of first offer in favor of certain of our stockholders. The rights of first offer terminated upon the consummation of our initial public offering. The amended and restated investors’ rights agreement is filed as an exhibit to our Annual Report on 10-K for the year ended December 31, 2023.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with certain of our named executive officers. For more information regarding these agreements, see “Executive Compensation–Narrative to Summary Compensation Table.”

Director and Officer Indemnification and Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2023.

2023 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(6)	Total ($)
Kristina Burow	66,590	620,007	—	686,597
Matthew Fust	67,500	375,969	42,065	485,534
Alaa Halawa	51,189	620,007	—	671,196
Maykin Ho, Ph.D.	55,000	375,969	—	430,969
David Piacquad(2)	2,500	618,260	—	620,760
Robert Nelsen(3)	27,500	—	—	27,500
Kári Stefánsson(4)	32,656	—	—	32,656
Stacie Weninger(5)	46,889	862,920	—	909,809

(1)
Amounts represent the grant date fair value of the option granted or, in the case of Dr. Weninger, the incremental fair value of the options modified, during 2023 as calculated in accordance with FASB ASC Topic 718. See Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 11 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2023. As of December 31, 2023, held options to purchase the following number of shares of our common stock: Dr. Burow, 46,455; Mr. Fust, 135,176; Mr. Halawa, 46,455; Dr. Ho, 123,388; Mr. Piacquad, 46,455 and Ms. Weninger 95,586. None of our non-employee directors held stock awards as of December 31, 2023.
(2)
Mr. Piacquad was appointed to our Board in September 2023.
(3)
Mr. Nelsen resigned from our Board in September 2023.
(4)
Ms. Stefánsson resigned from our Board in September 2023.
(5)
Dr. Weninger resigned from our Board in August 2023.
(6)
As an equity holder of BlackThorn, Mr. Fust received a cash payment under the RBNC Therapeutics, Inc. Milestone Carveout Plan (the "Carveout Plan") associated with the milestone payment for for NMRA-140 described below. Amount reflects the portion of the payment that vested during Mr. Fust's service as a director on our Board.

Narrative to Director Compensation Table

Prior to our initial public offering, we did not maintain a formalized non-employee director compensation program, but we did pay cash compensation of $10,000 per quarter to Mr. Fust and Dr. Ho and granted our non-employee directors who were not affiliated with our investors stock options in connection with their appointment to our Board. As a former non-employee director of BlackThorn, an entity we acquired in September 2020, Mr. Fust participates in the Carveout Plan pursuant to which former holders of options to purchase BlackThorn common stock are eligible to receive milestone payments upon (i) dosing the first patient in the Phase 3 clinical trial for an antagonist of the Kappa Opioid Receptor (NMRA-140) for the treatment of major depressive disorders and achievement of certain sales-based milestones related to NMRA-140 and (ii) achievement of development and regulatory approval milestones, as well as sales-based milestones, with respect to an antagonist of the Vasopressin 1a Receptor (NMRA-511) for the treatment of anxiety disorders. A portion of those payments are contingent upon continued service on our board of directors and that portion of the payment is considered director compensation. Accordingly, during 2023 Mr. Fust received $42,065 in non-equity incentive plan compensation under the Carveout Plan as a result of dosing the first patient in the Phase 3 clinical trial for NMRA-140.

In connection with Dr. Weninger’s resignation from our board of directors, we accelerated the vesting of her stock options and provided her up to 18 months to exercise her stock options.

In addition, at the closing of the initial public offering of our common stock (“IPO”), on September 14, 2023, we granted options to each of our non-employee directors whose service on our Board continued following the IPO. We granted an option to purchase 46,455 shares of our common stock to Ms. Burow, Mr. Halawa and Mr. Piacquad and an option to purchase 27,802 shares of our common stock to Mr. Fust and Dr. Ho. Each option has an exercise per share equal to $17, which was the offer price to the public in our IPO. The option granted to each of Ms. Burow, Mr. Halawa and Mr. Piacquad vest as to 1/36th of the number of shares subject to the option on each monthly anniversary of September 14, 2023, and the option granted to each of Mr. Fust and Dr. Ho vests on the date of this annual meeting of stockholders.

Commencing on the closing of our IPO and after giving effect to the stock option grants described above, our non-employee directors are compensated under the Company’s Non-Employee Director Compensation Program (the “Director Compensation Program”). As in effect at the closing of our IPO, the Director Compensation Program provided for our non-employee directors to receive cash compensation as follows:

•
Each non-employee director will receive an annual cash retainer in the amount of $40,000.
•
The lead independent director will receive additional cash compensation in the amount of $25,000 per year.
•
The chair and each member of the audit committee will receive additional cash compensation in the amount of $20,000 and $10,000 per year, respectively, for service on the audit committee.
•
The chair and each member of the compensation committee will receive additional cash compensation in the amount of $15,000 and $7,500 per year, respectively, for service on the compensation committee.
•
The chair and each member of the nominating and corporate governance committee will receive additional cash compensation in the amount of $10,000 and $5,000 per year, respectively, for service on the nominating and corporate governance committee.

Each non-employee director may elect, on an annual basis, to convert all or a portion of such non-employee director’s annual retainer into a number of restricted stock units granted under the 2023 Plan, which will be fully vested on the date of grant, and settlement of the restricted stock units may be deferred at the election of the non-employee director.

Under the Director Compensation Program, each non-employee director who is initially elected or appointed to serve on our Board on or after the effective date of the Director Compensation Program will automatically be granted an option (the “Initial Grant”) under the 2023 Plan to purchase that number of shares of our common stock equal to (i) $600,000, divided by (ii) the per share grant date fair value of the option award. The Initial Grant will vest as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through the applicable vesting date. In addition, on the date of each annual meeting of our stockholders following the completion of this offering, each non-employee director who (i) has been serving on our Board for at least four months and (ii) will continue to serve as a non-employee director immediately following such annual meeting will automatically be granted an option (the “Annual Grant”) under the 2023 Plan to purchase that number of shares of our common stock equal to (i) $350,000, divided by (ii) the per share grant date fair value of the option award. The Annual Grant will vest in full on the earlier of the (i) first anniversary of the grant date, and (ii) immediately prior to the annual meeting of our stockholders following the date of grant, subject to continued service through the applicable vesting date.

Pursuant to the Director Compensation Program, upon a change in control transaction, all outstanding equity awards held by our non-employee directors will vest in full.

Under the Director Compensation Program, we also reimburse each non-employee director for all reasonable business expenses incurred in the performance of such non-employee director’s duties.

In March 2024, we amended our Director Compensation Program to increase the annual retainer payable to our non-employee directors for service on our board of directors to $45,000. The amended Director Compensation Program also provides for the Initial Grant to be comprised of a stock option and award of restricted stock units (“RSUs”) with an aggregate grant date fair value of $725,000. The number of shares underlying the stock option is determined by dividing $362,500 by the per share grant date fair value of the option, rounded down, and the number of RSUs is determined by dividing $362,500 by the closing trading price of a share of our common stock on the date of grant (or immediately preceding trading day if the date of grant is not a trading day), rounded down. The stock option has an exercise price per share equal to the closing trading price of a share of our common stock on the date of grant (or immediately preceding trading day if the date of grant is not a trading day) and vests as to 1/36th of the underlying shares on a monthly basis over three years, subject to continued service through the applicable vesting date. The RSUs vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to continued service through the applicable vesting date.

In addition, the amended Director Compensation Program provides for the Annual Grant to be comprised of a stock option and award of RSUs with an aggregate grant date fair value of $400,000. The number of shares underlying the stock option is determined by dividing $200,000 by the per share grant date fair value of the option, rounded down, and the number of RSUs is determined by dividing $200,000 by the closing trading price of a share of our common stock on the date of grant (or immediately preceding trading day if the date of grant is not a trading day), rounded down. The stock option has an exercise price per share equal to the closing trading price of a share of our common stock on the date of grant (or immediately preceding trading day if the date of grant is not a trading day) and each of the stock option and the RSUs vest in a single installment on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders after the date of grant.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 15, 2024.

Name	Age	Position
Henry O. Gosebruch	51	President and Chief Executive Officer
Paul L. Berns	57	Executive Chairman
Robert Lenz, M.D., Ph.D.	53	Head of Research and Development
Jason Duncan	50	Chief Legal Officer
Daljit (Bill) Singh Aurora, Pharm.D.	56	Chief Strategy Officer
Joshua Pinto, Ph.D.	40	Chief Financial Officer
Carol Suh	35	Chief Operating Officer

The biographical information of Mr. Gosebruch and Mr. Berns are included above under “Proposal No. 1 Election of Directors.”

Robert Lenz, M.D., Ph.D. has served as our Head of Research & Development since September 2023. From November 2012 to September 2023, Dr. Lenz was at Amgen, a public biopharmaceutical company, where he most recently served as Senior Vice President, Global Development from May 2020 to September 2023 and as Vice President, head of Center for Design and Analysis, Inflammation, Neurology and Nephrology Development Franchise Head from November 2018 to May 2020. Previously, Dr. Lenz held roles within clinical development at Abbott Laboratories from June 2004 to November 2012, most recently serving as Divisional Vice President, Neuroscience, Anesthesia, Psychiatry Development from January 2011 to November 2012. Dr. Lenz holds an M.D. and a Ph.D. from the University of Maryland, with a research focus in Neuropharmacology. He completed his residency in Neurology at the University of California, Los Angeles.

Jason Duncan has served as our Chief Legal Officer since December 2023. Prior to joining Neumora, he served as chief legal officer, general counsel and secretary of Albireo Pharma, a publicly traded biotech company that was acquired by Ipsen in 2023. Prior to Albireo, Mr. Duncan served as general counsel, Americas at Stallergenes Greer Holdings from August 2015 to June 2018. Previously, Mr. Duncan was vice president, head of compliance and legal, North America at Sobi, Inc., a global biopharmaceutical company, from May 2014 to August 2015. Mr. Duncan holds a J.D. from Suffolk University Law School and a B.A. in Political Science from Dickinson College.

Bill Aurora, Pharm.D. has served as our Chief Strategy Officer since September 2023. He held prior roles that include Chief Development Officer and Chief External Affairs Officer since joining Neumora in August 2021. From July 2016 to June 2021, Dr. Aurora served as the chief scientific affairs officer of Dermira, Inc., which was acquired by Eli Lilly in 2020. Previously, he held vice president roles in medical affairs at Neurocrine Biosciences from May 2015 to July 2016 and global scientific affairs at Merck Research Laboratories from September 2014 to April 2015 and Amgen from July 2002 to September 2014. Dr. Aurora holds a Pharm.D. from the University of Texas Health Science Center, San Antonio, and B.S. in pharmacy from the University of Texas at Austin. He obtained board certification in psychiatric pharmacy practice.

Joshua Pinto, Ph.D. has served as our Chief Financial Officer since June 2021. Prior to Neumora, Dr. Pinto held roles of increasing responsibility at Credit Suisse, a public financial services company, from April 2015 to June 2021, most recently serving as director of healthcare investment banking from January 2019 to June 2021, where he focused on the life sciences sector and was responsible for advising biotech companies on mergers, acquisitions, restructurings, activism and financing. Dr. Pinto worked for Piper Jaffray, a financial services company, as an associate in healthcare banking from 2014 to 2015. Before that, he worked in global external R&D at Eli Lilly, a public pharmaceutical company, from 2013 to 2014. Dr. Pinto holds a B.S. in Business Administration and Biochemistry from Centenary College of Louisiana, an M.B.A. in Finance from McMaster University and a Ph.D. in Neuroscience from McMaster University.

Carol Suh is one of our co-founders and has served as our Chief Operating Officer since January 2023. From January 2022 through January 2023, she served as our Senior Vice President, Strategy and from January 2020 through December 2021 served as our Vice President of Business Development. Ms. Suh has been a member of ARCH Venture Partners, a venture capital firm focused on early-stage technology companies, since August 2018 and became a Partner in July 2021. While at ARCH, she has been involved in company creation and helped build multiple biotechnology companies across several therapeutic areas. Ms. Suh is a co-founder of Orbital Therapeutics, a private biotechnology company, since March 2022 and has served on its board of directors since August 2022. She has served on the board of directors of HI-Bio, a private biotechnology company, since August 2021 and the Metrodora Foundation, a not-for-profit medical research institute, since October 2021. Prior to ARCH, Ms. Suh helped launch Magenta Therapeutics, previously a public biotechnology company, in 2016 and served as Business Development and Corporate Strategy Associate from June 2017 to September 2017. Previously, she was a consultant at Trinity Partners, a consulting company, from 2015 to 2016. Ms. Suh began her career in R&D strategy with the Regenerative Medicine group of GlaxoSmithKline, a public pharmaceutical company, in 2014. Ms. Suh holds an A.B. in Molecular and Cellular Biology from Harvard University, where she trained under Dr. David Scadden at the Harvard Stem Cell Institute, an M.Phil. from Yale University, where she was awarded the National Science Foundation Graduate Research Fellowship for her work in stem cell biology, and an M.B.A. from Stanford Graduate School of Business.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2023 are as follows:

•
Henry O. Gosebruch, our President and Chief Executive Officer;
•
Paul L. Berns, our Co-Founder, Executive Chairman and former Chief Executive Officer;
•
Rob Lenz, our Head of Research and Development; and
•
Jason Duncan, our Chief Legal Officer.

In July 2023, in connection with the appointment of Mr. Gosebruch as our President and Chief Executive Officer, Mr. Berns transitioned to serve as our Executive Chairman.

2023 Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the year ending on December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Henry O. Gosebruch (6)	2023	337,500	2,520,250	3,739,983	14,929,223	465,750	6,563	21,999,269
President and Chief Executive Officer
Paul L. Berns (7)	2023	537,500	16,125	—	6,922,080	1,082,737	11,826	8,570,268
Executive Chairman and former Chief Executive Officer	2022	570,000	—	—	1,755,346	308,798	780	2,634,924
Jason Duncan (8)	2023	26,250	—	—	4,093,730	—	—	4,119,980
Chief Legal Officer
Rob Lenz (9)	2023	169,231	504,201	6,009,350	6,803,239	96,632	228	13,582,881
Head of Research and Development

(1)
$2,500,000 and $500,000 of the amounts represent sign-on bonuses paid to Mr. Gosebruch and Mr. Lenz, respectively. The remainder of the amount reported for the NEOs represents a discretionary adjustment made to annual cash incentive bonuses earned by our NEOs based on our compensation committee’s and board of director’s assessment of overall corporate performance for 2023.
(2)
Amounts represent the aggregate grant date fair value of restricted stock awards and restricted stock units granted in 2023 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 11 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2023.
(3)
Amounts represent the aggregate grant date fair value of stock options and stock purchase rights granted in 2023 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are described in Note 11 to our consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2023.
(4)
$711,862 of the amount reported for Mr. Berns represents a cash payment under the Carveout Plan. Such amount reflects the portion of the payment that vested during Mr. Berns’ service to our company as an executive officer and a director on our Board. The remaining amounts represent annual cash incentive bonuses earned by our NEOs based on the achievement of certain pre-established metrics under our 2023 Bonus Plan, as described in the section below titled “2023 Bonuses.”

(5)
Amounts reported for 2023 are comprised of 401(k) Plan matching contributions, electronics allowance and gifts of consumer goods as follows:

Name	401(k) Plan Matching Contributions	Electronics Allowance	Gift	Total
Henry O. Gosebruch	4,726	390	1,447	6,563
Paul L. Berns	9,900	780	1,146	11,826
Rob Lenz	—	228	—	228

(6)
Mr. Gosebruch commenced employment with us as our President and Chief Executive Officer in July 2023.
(7)
Mr. Berns ceased serving as our President and Chief Executive Officer and transitioned to serve as the Executive Chairman of our Board in July 2023.
(8)
Mr. Duncan commenced employment with us as our Chief Legal Officer in December 2023.
(9)
Mr. Lenz commenced employment with us in September 2023.

Narrative to Summary Compensation Table

2023 Salaries

Our NEOs each receive a base salary to compensate them for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the NEO’s skill set, experience, role and responsibilities. For 2023, Mr. Gosebruch, Mr. Berns, Mr. Duncan, and Mr. Lenz had an annual base salary of $675,000, $625,000, $455,000, and $550,000, respectively. In connection with Mr. Berns’ transition to Executive Chairman of our Board in July 2023, his annual base salary was reduced to $450,000.

Our Board and Compensation Committee may adjust base salaries from time to time in their discretion.

2023 Bonuses

We maintain an annual performance-based cash bonus program in which each of our NEOs participated in fiscal year 2023. Each NEO’s target bonus is expressed as a percentage of their annual base salary which can be achieved by meeting company and individual goals at target level. The 2023 annual bonuses for Mr. Gosebruch, Mr. Berns, and Mr. Lenz were targeted at 60%, 60%, and 50% of their respective base salaries. Mr. Gosebruch’s target bonus was not pro-rated for 2023. Mr. Berns’ and Mr. Lenz’s were pro-rated based on base salary earned during 2023. Mr. Duncan’s target bonus was established at 40% of his base salary in connection with his commencement of employment with us in December 2023; however, he was not eligible to receive a bonus in 2023. Our Board has historically reviewed these target percentages to ensure they are adequate but does not follow a formula. Instead, our Board set these rates based on each NEO’s experience in their role with us and the level of responsibility held by the NEO, which we believe directly correlates to their ability to influence corporate results.

For determining performance bonus amounts, our Board set certain corporate performance goals after receiving input from our Chief Executive Officer. Messrs. Gosebruch’s and Berns’ bonuses are based 100% on the achievement of our corporate goals and our other NEOs’ bonuses are based 75% on the achievement of our corporate goals and 25% on individual performance.

In early 2024, our Compensation Committee determined that the corporate goals under our 2023 performance-based cash bonus program were achieved at 115%, which it, in conjunction with our full board of directors, increased to 120% based on its determination of performance factors not originally included as goals under the bonus program. Our compensation committee also assessed the individual performance of Mr. Lenz. The actual amounts paid to our named executive officers are set forth in the Summary Compensation Table above under the column “Non-Equity Incentive Plan Compensation.”

Prior to our acquisition of BlackThorn in September 2020, Mr. Berns served as Executive Chairman of BlackThorn. In his capacity as Executive Chairman of BlackThorn, Mr. Berns was granted an option to purchase shares of BlackThorn common stock and became a participant in the Carveout Plan at the closing of our acquisition of BlackThorn. The Carveout Plan provides former holders of options to purchase BlackThorn common stock to be eligible to receive milestone payments upon (i) dosing the first patient in the Phase 3 clinical trial for an antagonist of the Kappa Opioid Receptor (NMRA-140) for the treatment of major depressive disorders and achievement of certain sales-based milestones related to NMRA-140 and (ii) achievement of development and regulatory approval milestones, as well as sales-based milestones, with respect to an antagonist of the Vasopressin 1a Receptor (NMRA-511) for the treatment of anxiety disorders. A portion of those payments are contingent upon continued service to our company and that portion of the payment is reflected here as compensation. Accordingly, during 2023 Mr. Berns received $711,862 in non-equity incentive compensation under the Carveout Plan as a result of dosing the first patient in the Phase 3 clinical trial for NMRA-140.

Mr. Gosebruch was provided a sign on bonus in the amount of $2,500,000 in connection with his commencement of employment with us as our President and Chief Executive Officer in July 2023. The sign on bonus must be repaid in full if Mr. Gosebruch’s employment with us is terminated prior to July 2025 for any reason other than a termination by us without cause, by Mr. Gosebruch for good reason or as a result of death or disability.

Mr. Lenz was also provided a sign on bonus in the amount of $500,000 in connection with his commencement of employment with us as our Head of Research and Development in September 2023. The sign on bonus must be repaid in full, net of taxes, if Mr. Lenz’s employment with us is terminated prior to September 2025 for any reason other than a termination by us for cause, by Mr. Lenz for good reason or as a result of death or disability.

Equity-Based Compensation

In connection with Mr. Berns’ transition to serve as our Executive Chairman in July 2023, we granted Mr. Berns an option to purchase 955,864 shares of our common stock, with an exercise price per share of $6.36, that vests as to 25% of the shares underlying the option on July 3, 2024 and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date.

In connection with Mr. Gosebruch’s commencement of employment with us in July 2023 as our President and Chief Executive Officer, we granted Mr. Gosebruch an option to purchase 2,039,177 shares of our common stock for $6.36 per share. Mr. Gosebruch’s option vests as to 25% of the shares underlying the option on July 3, 2024, and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date.

We also granted Mr. Gosebruch the right to purchase 127,448 fully vested shares of our common stock, the stock purchase right, for $6.36 per share and a restricted stock award covering 382,345 shares of our common stock if Mr. Gosebruch exercised the stock purchase right in full. In July 2023, Mr. Gosebruch exercised his stock purchase right in full and, in turn, a matching restricted stock award was granted covering 382,345 shares of our common stock, all of which were subject to a risk of forfeiture upon certain terminations of Mr. Gosebruch’s employment. The risk of forfeiture lapses as to 25% of the shares underlying the restricted stock award on July 3, 2024, and as to 1/48th of the original number of shares underlying the restricted stock award each month thereafter, subject to continued service to us.

In connection with Mr. Lenz’s commencement of employment with us as our Head of Research and Development, we granted Mr. Lenz an option to purchase 502,934 shares of our common stock for an exercise price of $17.00 per share. Mr. Lenz’s option vests as to 25% of the shares underlying the option on September 11, 2024, and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date. We also granted Mr. Lenz an award of 352,941 restricted stock units. Each restricted stock unit represents the right to be issued a share of our common stock following vesting. The restricted stock units vest in substantially equal installments on the first four anniversaries of September 11, 2023, subject to continued service to us through the vesting date.

In connection with Mr. Duncan’s commencement of employment with us as our Chief Legal Officer, we granted Mr. Duncan an option to purchase 400,000 shares of our common stock for an exercise price of $12.97 per share. Mr. Duncan’s option vests as to 25% of the shares underlying the option on December 11, 2024, and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. During 2023, we matched 50% of up to 6% of employee, including NEO, compensation that is contributed to our 401(k) plan, up to plan limits.

All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; medical and dependent care flexible spending accounts; short-term and long-term disability insurance; and life and AD&D insurance. Our NEOs are eligible for certain enhanced benefits under our executive-level medical insurance, life insurance and short-term and long-term disability insurance.

Perquisites and Other Personal Benefits

We provide each of our NEOs an electronics allowance of $780 per year. During 2023, we also provided our NEOs gifts comprised of leather bags.

In July 2023, in connection with Mr. Gosebruch’s commencement of employment with us as our President and Chief Executive Officer, Mr. Gosebruch is entitled to be reimbursed for legal fees incurred in negotiating his employment agreement with us. No such legal fees were reimbursed in 2023.

Our compensation committee may from time to time approve perquisites in the future when our compensation committee determines that they are necessary or advisable to fairly compensate or incentivize our employees.

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.

		Option Awards				Stock Awards
Name	Vesting Commencement Date(1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Henry O. Gosebruch	7/3/2023	—	2,039,177	6.36	7/2/2033
	7/12/2023					382,345		6,518,982
Paul L. Berns	7/3/2023	—	955,864	6.36	06/27/2033	—		—
	2/1/2022	227,814	269,235	4.63	1/26/2032	—		—
	1/17/2020					132,759	(3)	2,263,541
	11/1/2018	88,707	—	10.83	9/7/2030	—		—
Jason Duncan	12/11/2023	—	400,000	12.97	12/10/2033	—		—
Rob Lenz	9/11/2023	—	502,934	17.00	9/13/2033	—		—
	9/11/2023					352,941	(4)	6,017,644

(1)
Except as otherwise noted, each option award vests and becomes exercisable and each stock award vests as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to 1/48th of the underlying shares on each monthly anniversary of the vesting commencement date thereafter, in each case, subject to continued service to us.
(2)
Market value based on $17.05 per share, the closing trading price of our common stock as of December 29, 2023, the last trading day in 2023.
(3)
Constitutes restricted shares of our common stock acquired upon exercise of a stock purchase right that remain subject to repurchase by us at their original purchase price of $0.0001 per share. The restricted shares vest and our repurchase right lapses in full on January 17, 2024, subject to continued service with us.
(4)
Constitutes an award of restricted stock units that vests in substantially equal annual installments through the fourth anniversary of the vesting commencement date, subject to continued service with us.

Executive Compensation Arrangements

We have entered into employment agreements and proprietary information and invention assignment agreements with each of our NEOs. Each employment agreement sets forth the title, base salary, target bonus opportunity and initial equity award for the NEO.

In July 2023, we entered into an Executive Employment Agreement with Mr. Gosebruch setting forth the terms and conditions of Mr. Gosebruch’s employment with us as our President and Chief Executive Officer. The Executive Employment Agreement provides for Mr. Gosebruch to be paid an annual base salary of $675,000 and an annual bonus targeted at 60% of Mr. Gosebruch’s base salary. The Executive Employment Agreement also provided for Mr. Gosebruch to be paid a sign on bonus in the amount of $2,500,000 that must be repaid in full if Mr. Gosebruch’s employment with us is terminated prior to July 2025 for any reason other than a termination by us without cause, by Mr. Gosebruch for good reason or as a result of death or disability, in each case, as defined in the Executive Employment Agreement.

In addition, the Executive Employment Agreement provided for the grant to Mr. Gosebruch of an option to purchase 2,039,177 shares of our common stock for $6.36 per share, which our Board determined was equal to the fair market value of a share on the date of grant. Mr. Gosebruch’s option vests as to 25% of the shares underlying the option on July 3, 2024, and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date. The Executive Employment Agreement also provided for the grant to Mr. Gosebruch of a stock purchase right covering 127,448 fully vested shares of our common stock for $6.36 per share, which our Board determined was equal to the fair market value of a share on the date of grant and a restricted stock award covering 382,345 shares of our common stock if Mr. Gosebruch exercised the stock purchase right in full. In July 2023, Mr. Gosebruch exercised his stock purchase right in full and, in accordance with the Executive Employment Agreement, the restricted stock award was granted covering 382,345 shares of our common stock, all of which were subject to a risk of forfeiture upon certain terminations of Mr. Gosebruch’s employment. The risk of forfeiture lapses as to 25% of the shares underlying the restricted stock award on July 3, 2024, and as to 1/48th of the original number of shares underlying the restricted stock award each month thereafter, subject to continued service to us through the applicable vesting date.

Under the Executive Employment Agreement, Mr. Gosebruch is eligible to receive severance in the event his employment with us is terminated by us without cause or by him for good reason. In the event the qualifying termination occurs more than 3 months prior to or more than 12 months after a change in control, as defined in the Executive Employment Agreement, Mr. Gosebruch is entitled to receive 12 months continued base salary, his target bonus opportunity, up to 12 months of continued health-care coverage or COBRA reimbursements and solely in the event of a termination by us without cause, extended exercisability of any portion of the initial stock option granted to Mr. Gosebruch that is vested and outstanding as of the date of termination through the earliest of the (i) the 10 year anniversary of the stock option grant, (ii) the nine-month anniversary of this offering, or (iii) immediately prior to a change in control. In the event the qualifying termination occurs within the period beginning 3 months prior to and ending 12 months after a change in control, Mr. Gosebruch is entitled to 24 months of base salary, two times his target annual bonus opportunity, continued healthcare coverage or COBRA reimbursements for up to 24 months and full vesting acceleration of all equity awards. Mr. Gosebruch must provide a general release of claims in order to receive severance benefits.

The Executive Employment Agreement also provided for us to reimburse Mr. Gosebruch up to $20,000 for legal fees incurred in negotiating the Executive Employment Agreement.

In April 2022, we entered an Executive Employment Agreement with Mr. Berns that provided for Mr. Berns to receive severance in the event his employment with us was terminated by us without cause or by him for good reason, each as defined in the Executive Employment Agreement. In the event the qualifying termination occurs more than 3 months prior to or more than 18 months after a change in control, as defined in the Executive Employment agreement, Mr. Berns is entitled to receive 12 months continued base salary and up to 12 months of continued health-care coverage or COBRA reimbursements. In the event the qualifying termination occurs within the period beginning 3 months prior to and ending 18 months after a change in control, Mr. Berns is entitled to a lump sum payment of 12 months base salary and his target bonus opportunity, continued healthcare coverage or COBRA reimbursements for up to 18 months and full vesting acceleration of all equity awards. Mr. Berns must provide a general release of claims in order to receive severance benefits.

In connection with Mr. Berns’ transition to the role of Executive Chairman in July 2023, we entered into an Executive Chairman Agreement with him that superseded the employment agreement described above. Under the Executive Chairman Agreement, Mr. Berns will be paid an annual base salary of $450,000 and be eligible for an annual bonus targeted at 60% of his base salary. The Executive Chairman Agreement also provided for Mr. Berns to be granted an option to purchase 955,864 shares of our common stock, with an exercise price per share of $6.36, which our Board determined was equal to the fair market value of a share on the date of grant, that vests as to 25% of the shares underlying the option on July 3, 2024 and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date. Under the Executive Chairman Agreement, in the event of a change in control, as defined in the Executive Chairman Agreement, the vesting of each stock option and other equity award held by Mr. Berns will fully accelerate.

In September 2023, we entered into an Executive Employment Agreement with Mr. Lenz setting forth the terms and conditions of Mr. Lenz’s employment with us as our Head of Research and Development. The Executive Employment Agreement provides for Mr. Lenz to be paid an annual base salary of $550,000 and an annual bonus targeted at 50% of Mr. Lenz’s base salary. The Executive Employment Agreement also provided for Mr. Lenz to be paid a sign on bonus in the amount of $500,000 that must be repaid in full if Mr. Lenz’s employment with us is terminated prior to September 2025 for any reason other than a termination by us for cause, by Mr. Lenz for good reason or as a result of death or disability, in each case, as defined in the Executive Employment Agreement.

Mr. Lenz’s Executive Employment Agreement also provided for a grant to Mr. Lenz of an option to purchase 502,934 shares of our common stock for $17.00 per share, the fair market value of a share of our common stock on the date of grant. Mr. Lenz’s option vests as to 25% of the shares underlying the option on September 11, 2024, and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date. The Executive Employment Agreement also provided for Mr. Lenz to be granted an award of 352,941 restricted stock units. Each restricted stock unit represents the right to be issued a share of our common stock following vesting. The restricted stock units vest in substantially equal installments on the first four anniversaries of September 11, 2023, subject to continued service to us through the vesting date.

Under the Executive Employment Agreement, Mr. Lenz is eligible to receive severance in the event his employment with us is terminated by us without cause or by him for good reason, each as defined in the Executive Employment Agreement. In the event the qualifying termination occurs more than 3 months prior to or more than 12 months after a change in control, as defined in the Executive Employment Agreement, Mr. Lenz is entitled to receive 9 months continued base salary, his target bonus opportunity for the year of termination and up to 9 months of continued health-care coverage or COBRA reimbursements. In the event the qualifying termination occurs within the period beginning 3 months prior to and ending 12 months after a change in control, Mr. Lenz is entitled to his annual base salary and target bonus opportunity payable as a lump sum, continued healthcare coverage or COBRA reimbursements for up to 12 months, and full vesting acceleration of all equity awards. Mr. Lenz must provide a general release of claims in order to receive the foregoing severance benefits.

In November 2023, we entered into an Executive Employment Agreement with Mr. Duncan setting forth the terms and conditions of Mr. Duncan’s employment with us as our Chief Legal Officer. The Executive Employment Agreement provides for Mr. Duncan to be paid an annual base salary of $455,000 and an annual bonus targeted at 40% of Mr. Duncan’s base salary. Mr. Duncan’s Executive Employment Agreement also provided for a grant to Mr. Duncan of an option to purchase 400,000 shares of our common stock for $12.97 per share, the closing trading price of a share of our common stock on the date of grant. Mr. Duncan’s option vests as to 25% of the shares underlying the option on December 11, 2024, and as to 1/48th of the original number of shares underlying the option each month thereafter, subject to continued service to us through the applicable vesting date.

Under the Executive Employment Agreement, Mr. Duncan is eligible to receive severance in the event his employment with us is terminated by us without cause or by him for good reason, each as defined in the Executive Employment Agreement. In the event the qualifying termination occurs more than 3 months prior to or more than 12 months after a change in control, as defined in the Executive Employment Agreement, Mr. Duncan is entitled to receive 9 months continued base salary, his target bonus opportunity for the year of termination and up to 9 months of continued health-care coverage or COBRA reimbursements. In the event the qualifying termination occurs within the period beginning 3 months prior to and ending 12 months after a change in control, Mr. Duncan is entitled to his annual base salary and target bonus opportunity payable as a lump sum, continued healthcare coverage or COBRA reimbursements for up to 12 months, and full vesting acceleration of all equity awards. Mr. Duncan must provide a general release of claims in order to receive the foregoing severance benefits.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 15, 2024, for:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each named executive officer as set forth in the summary compensation table above;
•
each of our directors; and
•
all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2024, and any restricted stock units that vest within 60 days of April 15, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 159,452,584 shares of our common stock issued and outstanding on April 15, 2024. The table below does not reflect ownership of outstanding shares of our non-voting common stock. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Neumora Therapeutics, Inc., 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
Amgen Inc. (1)	35,368,653	—	35,368,653	22.2%
Entities Affiliated with ARCH Venture Partners(2)	31,932,138	—	31,932,138	20.0%
Named Executive Officers and Directors:
Henry O. Gosebruch(3)	524,793	—	524,793	*
Paul L. Berns(4)	7,646,916	378,652	8,025,568	5.0%
Robert Lenz, M.D., Ph.D.	—	—	—	*
Jason Duncan	—	—	—	*
Kristina Burow(5)	31,959,755	11,613	31,971,368	20.0%
Matthew Fust (6)	—	107,374	—	*
Alaa Halawa (7)	—	11,613	—	*
Maykin Ho, Ph.D. (8)	—	95,586	—	*
David Piacquad (9)	—	11,613	—	*
All directors and executive officers as a group (12 persons)(10)	40,774,806	1,785,567	42,560,373	26.4%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)
Based solely on the Schedule 13D filed with the SEC on September 27, 2023, by Amgen Inc. (“Amgen”), reflecting ownership information as of September 27, 2023. Consists of 35,368,653 shares of common stock. Investment and voting decisions for Amgen Inc. are made by an investment committee comprised of three or more individuals, and therefore no individual is the beneficial owner of the shares held by Amgen Inc. The address of Amgen Inc. is One Amgen Center Drive, Thousand Oaks, California 91320.

(2)
Based solely on the Schedule 13D/A filed with the SEC on December 15, 2023 jointly by (1) ARCH Venture Fund VII, L.P. (“AVF VII”), (2) ARCH Venture Partners VII, L.P. (“AVP VII”) which is the sole general partner of AVF VII, (3) ARCH Venture Partners VII, LLC (“AVP VII LLC”) which is the sole general partner of AVP VII, (4) ARCH Venture Fund VIII Overage, L.P. (“AVF VIII Overage”), (5) ARCH Venture Partners VIII, LLC (“AVP VIII LLC”) which is the sole general partner of AVF VIII Overage, (6) ARCH Venture Fund X, L.P. (“AVF X”), (7) ARCH Venture Partners X, L.P. (“AVP X LP”) which is the sole general partner of AVF X, (8) ARCH Venture Partners X, LLC (“AVP X LLC”) which is the sole general partner of AVP X LP and AVP X Overage LP (defined below), (9) ARCH Venture Fund X Overage, L.P. (“AVF X Overage”), (10) ARCH Venture Partners X Overage, L.P. (“AVP X Overage LP”), which is the sole general partner of AVF X Overage, (11) ARCH Venture Fund XII, L.P. (“AVF XII”), (12) ARCH Venture Partners XII, L.P. (“AVP XII LP”) which is the sole general partner of AVF XII, (13) ARCH Venture Partners XII, LLC (“AVP XII LLC”) which is the sole general partner of AVF XII, (13) Keith Crandell (“Crandell”), (14) Robert Nelsen (“Nelsen”), (15) Clinton Bybee (“Bybee”, and together with Nelsen and Crandell, referred to individually as a Managing Director or collectively as the “AVP VII Managing Directors”, “AVP VIII Managing Directors” or “Managing Directors”, (16) Kristina Burow (“Burow”), and (17) Steven Gillis (“Gillis”, and together with Nelsen, Crandell and Burow, referred to individually as “Committee Member” or collectively as either the “AVP X Investment Committee Members” or the “AVP XII Investment Committee Members”), reflecting ownership information as of December 15, 2023. Consists of (i) 1,387,228 shares of common stock directly held by AVF VII, (ii) 2,321,566 shares of common stock held directly by AVF VIII Overage, (iii) 12,205,379 shares of common stock held directly by AVF X, (iv) 11,886,758 shares of common stock held directly by AVF X Overage, and (iv) 4,131,207 shares of common stock held directly by AVF XII. AVP VII, as the sole general partner of AVF VII, may be deemed to beneficially own the AVF VII Record Shares. AVP VII, as the sole general partner of AVF VII, may be deemed to beneficially own the shares held by AVF VII. AVP VII LLC, as the sole general partner of AVP VII, may be deemed to beneficially own the shares held by AVF VII. AVP VIII LLC, as the sole general partner of AVF VIII Overage, may be deemed to beneficially own the shares held by AVF VIII Overage. AVP X LP, as the sole general partner of AVF X LP, may be deemed to beneficially own the shares held by AVF X. AVP X LLC, as the sole general partner of AVP X LP, may be deemed to beneficially own the shares held by AVF X. AVP X Overage LP, as the sole general partner of AVF X Overage, may be deemed to beneficially own the shares held by AVF X Overage. AVP X LLC, as the sole general partner of AVF X Overage LP, may be deemed to beneficially own the shares held by AVF X Overage. AVP XII LP, as the sole general partner of AVF XII LP, may be deemed to beneficially own the shares held by AVF XII. AVP XII LLC, as the sole general partner of AVF XII LP, may be deemed to beneficially own the shares held by AVF XII Overage. By virtue of their relationship as affiliated entities who have overlapping general partners and managing directors, each of the Managing Directors and direct and indirect general partners of AVF VII and AVF VIII Overage may be deemed to share the power to direct the disposition and vote of the shares held by AVF VII and AVF VIII Overage. By virtue of their relationship as affiliated entities who have overlapping general partners and investment committee members, each of the Investment Committee Members and direct and indirect general partners of AVF X, AVF X Overage and AVF XII may be deemed to share the power to direct the shares held by AVF X Record Shares and AVF XII. Ms. Burow has a pecuniary interest in AVP VII, AVP VIII LP and AVP VIII Overage LP, and while Ms. Burow does not have voting or dispositive power over the shares held by AVF VII or AVF VIII, these shares were included in the beneficial ownership reporting for Ms. Burow based on the Schedule 13D/A filing. Further, Mr. Berns does not have dispositive control over any of the shares held beneficially by AVF VII, AVF III Overage, AVF X, AVF X Overage, or AVF XII. The address of ARCH Venture Partners is 8755 West Higgins Road, Suite 1025. Chicago, IL 60631.
(3)
Consists of (i) 382,345 shares of common stock held directly by Mr. Gosebruch, zero of which shares will be vested within 60 days of April 15, 2024 and 382,345 of which shares will continue to be subject to our repurchase right, (ii) 127,448 shares of common stock held by the Lu Leng Felicia Chua Descendants 2012 Irrevocable Trust of which Mr. Gosebruch serves as trustee, and (iii) 15,000 shares of common stock held by the HG4KYC TRUST of which Mr. Gosebruch serves as trustee.
(4)
Consists of (i) 7,646,916 shares of common stock held directly by Mr. Berns, 7,646,916 of which shares will be vested within 60 days of April 15, 2024, and zero of which shares will continue to be subject to our repurchase right, and (ii) 378,652 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024.
(5)
Consists of (i) 27,617 shares of common stock, 11,613 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024, and (iii) the shares discussed in footnote (2). Ms. Burow is an AVP XII Committee Member and an AVP X Committee Member and may be deemed to beneficially own the shares discussed in footnote (2). Ms. Burow disclaims beneficial ownership of the shares discussed in footnote (2) except to the extent of her pecuniary interest therein, if any.
(6)
Consists of 107,374 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024.
(7)
Consists of 11,613 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024.
(8)
Consists of 95,586 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024.
(9)
Consists of 11,613 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024.
(10)
Consists of (i) 40,774,806 shares of common stock, 40,392,461 of which shares will be vested within 60 days of April 15, 2024, and 382,345 of which shares will continue to be subject to our repurchase right, and (ii) 1,785,567 shares issuable pursuant to stock options exercisable within 60 days of April 15, 2024.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Neumora stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to:490 Arsenal Way, Suite 200 Watertown, Massachusetts 02472. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker, or (3) request from the Company at (857) 760-0900. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2023, with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Neumora, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company, 490 Arsenal Way, Suite 200, Watertown, Massachusetts 02472.

By Order of the Board of Directors

/s/ HENRY O. GOSEBRUCH
Henry O. Gosebruch
President and Chief Executive Officer

April 25, 2024

SCAN TO VIEW MATERIALS & VOTE NEUMORA THERAPEUTICS, INC. 490 ARSENAL WAY, SUITE 200 WATERTOWN, MA 02472 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NMRA2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V50546-P05556 NEUMORA THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: 1. To elect two Class I directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected; Nominees: For With hold 1a. Henry O. Gosebruch 1b. Kristina Burow The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm and independent auditor of the Company for its year ending December 31, 2024. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 10-K Wrap are available at www.proxyvote.com. V50547-P05556 NEUMORA THERAPEUTICS, INC. ANNUAL MEETING OF STOCKHOLDERS JUNE 13, 2024 8:30 AM EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Joshua Pinto and Henry O. Gosebruch, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NEUMORA THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 8:30 AM EDT, on Thursday, June 13, 2024, at www.virtualshareholdermeeting.com/NMRA2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side